EXHIBIT 10.12

                     SECOND MODIFICATION OF LEASE AGREEMENT

This Second Modification of Lease Agreement, made and entered into as of the 31st day of January, 2000, by and between Nationwide Theaters West Flagler, L.L. C., a Delaware limited liability company, as successor in interest to 8700 West Flagler, Ltd., a Florida limited partnership, whose address for purposes hereof is 1000 Brickell Avenue, 12th Floor, Miami, Florida 33131, hereinafter called "Landlord" and Omega Research, Inc., a Florida corporation whose address for purposes herein is 8700 W. Flagler Street, Suite 250, Miami, Florida 33174, hereinafter called "Tenant".

                                   WITNESSETH:

         WHEREAS, Landlord has leased to Tenant approximately 17,289 square feet of Net Rentable Area on the Second (2nd) Floor of The 8700 Flagler Building under Lease Agreement dated August 8, 1996 (hereinafter referred to as the "Lease Agreement") commencing December 1, 1996 and terminating May 31, 2002; and

         WHEREAS, by Memorandum of Commencement Date dated February 4, 1997, the parties changed and amended the commencement date to February 17, 1997 and expiration date to August 16, 2002; and

         WHEREAS, by Modification of Lease Agreement dated February 22, 1999, Landlord let to Tenant an additional 34,725 square feet of Net Rentable Area located on the Fourth (4th) Floor for the period commencing May 1, 2000 and terminating August 16, 2002; an

         WHEREAS, Tenant desires to expand the Leased Premises and Landlord is willing to grant said expansion,

         NOW, THEREFORE, Landlord and Tenant do hereby agree to modify the foregoing Lease Agreement as follows:

1. All capitalized terms used herein shall have the same meaning as the capitalized terms in the Lease Agreement. In the event of any conflict between the terms of this Second Modification of Lease Agreement and the Lease Agreement, then the terms of this Second Modification of Lease Agreement shall control.

2. LEASED PREMISES: That commencing May 1, 2000, the Leased Premises shall be modified and amended to hereby incorporate an additional 8,496 square feet of Net Rentable Area on the Third (3rd) Floor of the Building (hereinafter referred to as "Expansion Space") (see Exhibit "A") for a total Net Rentable Area of 60,510 square feet.

3. BASE RENTAL FOR EXPANSION SPACE: That commencing May 1, 2000, Tenant agrees to pay Landlord the additional Base Rental of Three Hundred Eighty-Six Thousand Six Hundred Twenty-Five and 04/100 Dollars ($386,625.04) plus applicable sales tax for the Expansion space at the rates and amounts outlined below in accordance with the terms and conditions of the Lease Agreement herewith:

----------------------- ------------------------- ------------------------- ------------------------ -------------------------
PERIOD                  TERM                      BASE RENTAL RATES         MONTHLY INSTALLMENTS     ANNUAL BASE RENTAL
----------------------- ------------------------- ------------------------- ------------------------ -------------------------
Year 1                  05/01/00-04/30/01         $19.50                    $13,806.00               $165,672.00
(12 months)
----------------------- ------------------------- ------------------------- ------------------------ -------------------------
Year 2                  05/01/01-04/30/02         $20.00                    $14,160.00               $169,920.00
(12 months)
----------------------- ------------------------- ------------------------- ------------------------ -------------------------
Year 3                  05/01/02-08/16/02         $20.50                    $14,514.00               $51,033.04
(3.5 months)
----------------------- ------------------------- ------------------------- ------------------------ -------------------------
                                                                            TOTAL
                                                                            BASE RENTAL:             $386,625.04
----------------------- ------------------------- ------------------------- ------------------------ -------------------------

4. TENANT IMPROVEMENTS: Tenant shall complete improvements to the Expansion Space in accordance with plans and specifications to be approved by both Landlord and Tenant, Landlord's approval not to be unreasonably withheld or delayed. Landlord shall provide an allowance of $42,480.00 which is calculated based upon $5.00 per square foot of Net Rentable Area for improvements for finishing the Expansion Space. Said allowance shall be payable fifty (50%) percent on May 1, 2000 upon presentation of paid invoices and releases of liens equal to or greater than fifty (50%) percent of the total cost of the work, whichever is less. The remaining fifty (50%) percent shall be paid upon presentation of additional paid invoices and releases of liens which total of all paid invoices is equal to or greater than 100% of said allowance or 100% of the total cost of the work, whichever is less.

5. ADDITIONAL RENT: Effective May 1, 2000, for the purpose of calculating Operating Expenses and Impositions, the provisions of Paragraph 4 of the Lease Agreement shall apply; the Base Year for the Expansion Space shall be 2000, and the Tenant's Proportionate Share for the total Expansion space, which includes the 34,725 square feet of net Rentable Area on the Fourth (4th) Floor and the 8,496 square feet of Net Rentable Area on the Third (3rd) Floor, shall be .3291. The provisions of Paragraph 4 of the Lease Agreement shall remain the same for the original 17,289 square feet of Net Rentable Area on the Second (2nd) Floor.

7. PARKING SPACES: Effective May, 1, 2000, Landlord shall provide an additional 34 parking spaces to Tenant on a non-reserved basis for the Expansion Space.

8. WAIVER OF DEFENSES & CLAIMS: Tenant does hereby confirm and ratify that, as of the date hereof, the Lease Agreement is in good standing in full force and effect, and that Tenant has no defenses, setoffs, counterclaims or cross claims against Landlord.

10. APPLICATION OF LEASE AGREEMENT: All terms and conditions of the Lease Agreement shall remain in full force and effect and shall be equally applicable in all respects hereto, except as specifically modified or provided herein.

         IN WITHNESS WHEREOF, the undersigned have executed this Second Modification of Lease Agreement as of the date first above written.

                                          LANDLORD:
                                          Nationwide Theaters West Flagler,
                                          L.L.C., a Delaware limited liability
                                          company

WITNESSES:

ILLEGIBLE                                 By: /s/ Paul L. White
--------------------------------             -----------------------------------
                                               Paul L. White, President

ILLEGIBLE                                 Attest: /s/ Lorraine H. Monalet
--------------------------------                 -------------------------------
                                                   Assistant Secretary

                                          TENANT:
                                          Omega Research, Inc., a Florida
                                          corporation

WITNESSES:

/s/ Salomon Sreani                        By: /s/ Marc J. Stone
--------------------------------             -----------------------------------
Salomon Sreani                                 Marc J. Stone, Vice President &
                                               Company

/s/ Jay Dev                               Attest: ILLEGIBLE
---------------------------------                -------------------------------
Jay Dev

                                   EXHIBIT "A"

Attached to and made a part of the Second Modification of Lease Agreement dated January 31, 2000, by and between Nationwide Theatres West Flagler, L.L.C., a corporation, as Tenant, covering approximately 8,496 square feet of Net Rentable Area located on the Third (3rd) Floor in the building known as Flagler West Corporate Park, located at 8700 W. Flagler Street, Miami, FL 33174.

                                  [FLOOR PLAN]